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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion or Acquisition or Disposition of Assets.

        On April 8, 2011, we completed the previously announced acquisition of KGen Murray I and II LLC, a wholly owned subsidiary of KGen Power Corporation. KGen Murray owns the Murray I and Murray II combined cycle electric generation facility located near Dalton, Georgia. This facility consists of two natural gas-fired combined cycle units that have an aggregate summer planning reserve generation capacity of approximately 1,220 megawatts. The purchase price was approximately $529 million, including working capital and other closing adjustments.

        The acquisition also includes an existing power purchase and sale agreement with Georgia Power Company for the entire output of Murray I through May 31, 2012. Initially, both units are planned to be operated independently of the other generating facilities we own and operate but will be integrated into our system as needed.

        In connection with this acquisition, we closed a $260 million three-year term loan with three banks to provide a portion of the interim financing for this acquisition. We financed the remaining $269 million through the issuance of commercial paper and draws under existing credit facilities. We have submitted a loan application to the Rural Utilities Service for long-term financing for this acquisition. For any amounts not funded through the Rural Utilities Service, we intend to issue taxable bonds. For additional information regarding the Rural Utilities Service and the federal programs administered by it, see "BUSINESS—OGLETHORPE POWER CORPORATION—Relationship with Rural Utilities Service" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

        With the completion of this acquisition, we have cancelled the development of the previously announced 605 megawatt combined cycle plant and will withdraw the corresponding loan application submitted to the Rural Utilities Service.

Cautionary Note Regarding Forward-Looking Statements

        The statements above contain forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning our plans regarding long-term financing and the related actions that we expect to take upon our acquisition of the facilities. We caution you not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of our control; accordingly, there can be no assurance that such forecasted results will be realized. For a list of the factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "RISK FACTORS" in our 2010 Form 10-K. We assume no obligation to update any information contained in this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: April 8, 2011	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 2.01 Completion or Acquisition or Disposition of Assets.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE